EXHIBIT 99.1
ADVENTRX ANNOUNCES SENIOR
MANAGEMENT CHANGES
San Diego, CA — September 8, 2006 — ADVENTRX Pharmaceuticals, Inc. (AMEX: ANX), a biopharmaceutical research and development company focused on introducing new treatments for cancer and infectious disease, announced today several key management changes. James A. Merritt, M.D., a board-certified oncologist, has been appointed president, a position previously held by Evan M. Levine, who will continue to serve as chief executive officer and a member of the Company’s board of directors. Dr. Merritt will also serve as chief medical officer, a newly created position, and will report in both capacities to Mr. Levine. Dr. Merritt has consulted with the Company since July 2005 acting as chief medical advisor.
The Company also announced that Carrie Carlander has resigned from her positions as the Company’s chief financial officer, vice president of finance, treasurer and secretary. Robert Daniel, C.P.A., currently the Company’s controller, has been appointed acting chief financial officer and treasurer and Patrick Keran, the Company’s general counsel, has been appointed secretary. Ms. Carlander will provide on-going consulting services to the Company on an as-needed basis. Ms. Carlander intends to pursue other opportunities and spend more time with her family. The Company is conducting a search for a new chief financial officer.
“We are delighted to have Dr. Merritt lead our research and development efforts,” said Evan Levine, the Company’s chief executive officer. “Jay’s experience, passion for science and innovative therapies for the oncology market, and his impressive track record in the biotechnology sector, are valued additions to our organization as we embark on multiple late-stage clinical projects. In addition, on behalf of our board of directors and the entire management team, we thank Carrie for her important contributions to the Company, and wish her well.”
“ADVENTRX is a great company, with an exceptional staff, that I have enjoyed advising for the last year. I look forward to continuing to attract top talent, advancing our pipeline and establishing ourselves as a commercially successful biotechnology company,” Dr. Merritt commented.
Dr. Merritt joins the Company from Imagine Pharmaceuticals, Inc., a venture stage company where he served as founding chief executive officer since 2003. He was chief medical officer at Introgen Therapeutics, Inc. and vice president, medical affairs at Viagene, Inc. both development stage companies engaged in targeted molecular therapies for cancer and infectious diseases. Viagene was acquired by Chiron Corporation during his tenure. Earlier, Dr. Merritt held clinical management positions at IDEC Pharmaceuticals, Inc. (now Biogen-IDEC) and The Upjohn Company (now Pfizer). Dr. Merritt holds an M.D. from the University of Vermont and a B.A. from Johns Hopkins University. Dr. Merritt completed a research fellowship in viral oncology and a clinical fellowship at the University of Wisconsin, Madison, department of human oncology, and holds board certifications in internal medicine and medical oncology.
About ADVENTRX
ADVENTRX Pharmaceuticals is a biopharmaceutical research and development company focused on introducing treatments for cancer and infectious disease that surpass the performance and safety of existing drugs, by addressing significant problems such as drug metabolism, toxicity, bioavailability and resistance. More information can be found on the Company’s Web site at www.adventrx.com.
Forward Looking Statement
This press release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding ADVENTRX. Such statements are made based on management’s current expectations and beliefs. Actual results may vary from those currently anticipated based upon a number of factors, including the successful retention and integration of future and recent hires, uncertainties inherent in the drug development process, the timing and success of clinical trials, the validity of research results, and the receipt of necessary approvals from the FDA and other regulatory agencies. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements regarding ADVENTRX, see the section titled “Risk Factors” in ADVENTRX’s last annual report on Form 10-K and its Quarterly Reports on Form 10-Q, as well as other reports that ADVENTRX files from time to time with the Securities and Exchange Commission. All forward-looking statements regarding ADVENTRX are qualified in their entirety by this cautionary statement. ADVENTRX undertakes no obligation to release publicly any revisions to forward-looking statements to reflect events or circumstances that occur after the date hereof.
Contact:
ADVENTRX Pharmaceuticals
Andrea Lynn
858-552-0866
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